Exhibit 10(10)


                                Amendment to
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               The Promus Companies Incorporated ("Company")
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               Executive Deferred Compensation Plan ("Plan")
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                                May 26, 1995
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     Pursuant to paragraph 9.1 of the Plan, the Human Resources Committee of the Company's Board of Directors adopted this amendment to the Plan on May 26, 1995:

     1.  The following Section 5.12 is added to the Plan:

          "5.12 Spin-off Transactions.  Notwithstanding anything
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          in the Plan to the contrary, in the event any business
          of Promus or its subsidiaries is spun-off and a Participant becomes an employee or director of the company owning the spun-off business (the "Spin-Off Company") which adopts a deferred compensation plan that is substantially the same as the Plan, then the Human Resources Committee of the Board of Directors of Promus in its discretion may determine as follows prior to the spin-off:

          (a) any director-Participant who resigns as a director of the Company and who, within 90 days, commences service as a director of the Spin-Off Company will not be treated as having terminated service or employment as a director for purposes of paying Plan benefits, and his or her entire Account balance and all obligations associated therewith will be transferred to the corresponding Plan of the Spin-Off Company;

          (b) a transfer of employment of a Participant to the Spin-Off Company in connection with the spin-off will not be considered a termination of employment for purposes of paying Plan benefits or of forfeiting matching contributions and interest thereon;

          (c) a transferred Participant's Account balance as of the effective date of the spin-off and all obligations related thereto will be transferred to the corresponding plan of the Spin-Off Company;


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          (d) any Participant who will immediately after the
          effective date of the spin-off continue to be employed by Promus (or a subsidiary thereof) and will also be employed by the Spin-Off Company (or a subsidiary thereof) will have the right to designate in writing (to be signed prior to the effective date of the spin-off) a percentage (from zero to 100%) of his or her Account Balance as of such effective date that will be transferred to the Spin-Off Company (such percentage being applied to the balances attributable to each year of deferral) which transfer will include the transfer of all obligations associated therewith. (To the extent such designation is not made, the Participant's Account will remain in the Plan pursuant to its terms.);

          (e) Any employee or director transferring to the Spin-Off Company will receive credit for and will be vested in the Retirement Account Interest Rate under the Plan and under the Spin-Off Company's corresponding plan if such Rate is earned or otherwise vested or credited under the Plan on or prior to the effective date of the spin-off; and

          (f) Except to the extent related to that portion of a Participant's Account balance that is retained in the Plan pursuant to the above Section 5.12(e), no benefits will be payable under the Plan to a Participant whose Account balance (or portion thereof) is transferred to the Spin-Off Company.

     2.  Subparagraph (e) of paragraph 5.2 of the Plan is deleted.

     3.  Paragraph 2.4 of the Plan is amended to read as follows:

          "2.4  Change of Control.  A Change of Control shall be
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          deemed to have occurred, subject to subparagraph (iv)
          hereof, if any of the events in subparagraphs (i), (ii) or (iii) occur:


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               (i)   Any "person" (as such term is used in Section
          13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than an employee benefit plan of Promus, or a trustee or other fiduciary holding securities under an employee benefit plan of Promus, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 25% or more of Promus's then outstanding voting securities carrying the right to vote in elections of persons to the Board of Directors, regardless of comparative voting power of such voting securities, and regardless of whether or not the Board of Directors shall have approved such Change in Control; or

               (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who shall have entered into an agreement with Promus to effect a transaction described in subparagraphs (i) or (iii) of this paragraph) whose election by the Board of Directors or nomination for election by Promus's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iii) The holders of securities of Promus entitled to vote thereon approve the following:

                    (A) A merger or consolidation of Promus with any other corporation regardless of which entity is the surviving company, other than a merger or consolidation which would result in the voting securities of Promus carrying the right to vote in elections of persons to the Board of Directors outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of Promus's then outstanding voting securities carrying the right to vote in elections of persons to the Board of Directors, or such securities of such surviving entity outstanding immediately after such merger or consolidation, or


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


                    (B) A plan of complete liquidation of Promus or an agreement for the sale or disposition by Promus of all or substantially all of Promus's assets.

               (iv) Notwithstanding the definition of a "Change in Control" of Promus as set forth in this paragraph 2.4, the Human Resources Committee of the Board of Directors (the "Committee") shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of Promus has occurred, and the date of the occurrence of such Change in Control and any incidental matters relating thereto, with respect to a transaction or series of transactions which have resulted or will result in a substantial portion of the assets or business of Promus (as determined immediately prior to the transaction or series of transactions by the Committee in its sole discretion which determination shall be final and conclusive) being held by a corporation at least 80% of whose voting securities are held, immediately following such transaction or series of transactions, by holders of the voting securities of Promus (determined immediately prior to such transaction or series of transactions). The Committee may exercise such discretionary authority without regard to whether one or more of the transactions in such series of transactions would otherwise constitute a Change in Control of Promus under the definition set forth in this paragraph 2.4."


     Executed as of this 26th day of May, 1995.


                              THE PROMUS COMPANIES INCORPORATED


                              By:  _________________________________
                                        William S. McCalmont
                                        Vice President


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